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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference, in the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, pertaining to the New York & Company, Inc. Amended and Restated 2002 Stock Option Plan and the 2006 Long-Term Incentive Plan, of our reports dated March 20, 2008, with respect to the consolidated financial statements and schedule of New York & Company, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of New York & Company, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended February 2, 2008, filed with the Securities & Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
April 4, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm